                                                                    EXHIBIT 10.8

                            AGREEMENT OF REINSURANCE
                                    NO. 0012

                                     between
                      NATIONAL INTERSTATE INSURANCE COMPANY
                               an Ohio corporation
                         having its principal offices at
                            5400 Transportation Blvd.
                           Cleveland, Ohio 44125-5306
                     (herein referred to as the "Reinsurer")

                                       and

                        GREAT AMERICAN INSURANCE COMPANY
                       and such of its subsidiaries as it
                         may designate from time to time
                                  P.O. Box 2575
                             Cincinnati, Ohio 45202
               (herein referred to collectively as the "Company")

In consideration of the promises set forth in this Agreement, the parties agree as follows:

Article  I - SCOPE OF AGREEMENT

         As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement underwritten by Company pursuant to the Underwriting Management Agreement entered into of even date herewith by and between Company and National Interstate Insurance Agency, Inc., an Ohio corporation and affiliate of Reinsurer and the Reinsurer shall accept such business as reinsurance from the Company.

         This Agreement is comprised of General Articles I through X and Exhibit(s) listed below and each Exhibit which is incorporated herein as a part of this Agreement. The terms of the General Articles and of the Exhibit(s) shall determine the rights and obligations of the parties. The terms of the General Articles shall apply to each Exhibit unless specifically amended therein. In the event of termination of all the Exhibits made part of this Agreement, the General Articles shall automatically terminate when the liability of the Reinsurer under said Exhibits ceases.

            EXHIBIT A -      QUOTA-SHARE
                                  of
                             Public Transportation Liability Business

            EXHIBIT B -      QUOTA-SHARE
                                  of
                             Public Transportation
                             Automobile Physical Damage Business

            EXHIBIT C -      UNDERWRITING MANAGEMENT AGREEMENT
                             between Company and National Interstate Insurance
                             Agency, Inc.

Article  II - PARTIES TO THE AGREEMENT

         This Agreement is solely between the Company and the Reinsurer. Great American Insurance Company shall be the Agent of Company as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

Article  III - ADMINISTRATION

         Reinsurer shall be entitled to receive and retain for its own account all incoming sums of money received in connection with the subject business due or becoming due to Company on or after the effective date hereof, minus Company's retention and commission, in accordance with the terms of Exhibit C.

         The parties agree that Reinsurer shall have the right and obligation, at its expense, to exercise and perform all of Company's rights and obligations in connection with the subject business and Company hereby assigns, transfers and grants to Reinsurer the rights, powers and privileges of Company to exercise and perform the same. Without limiting the foregoing, it is agreed that Reinsurer shall have the right and/or obligation to:

         1) give, receive, execute, issue and deliver all notices, endorsements, waivers, demands, proofs and agreements of every kind and nature which may be necessary or desirable in connection with the policies or any reinsurance relating to the subject business;

         2) ask, demand, attach, sue for, recover, receive and receipt for all premiums, debts and sums of money due or becoming due on, under or in connection with the policies or any reinsurance relating to the subject business;

         3) to adjust, settle, pay, defend, arbitrate and/or compromise any and all claims under or in connection with the policies or reinsurance relating to the subject business; and

         4) prosecute or defend any action which Reinsurer deems necessary or desirable in order to exercise the rights, powers and privileges granted to Reinsurer hereunder.

         Recoveries from any form of insurance or reinsurance which protects the Company against claims which are related to the subject business or management thereof shall inure to the benefit of Reinsurer.

Article  IV - ERRORS AND OMISSIONS

         The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

Article  V - SPECIAL ACCEPTANCES

         Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

Article  VI - RESERVES AND TAXES

         The Reinsurer shall maintain the required reserves as to the Reinsurers portion of unearned premium, claims, losses, and adjustment expense.

Article  VII - OFFSET

         The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

Article  VIII - INSPECTION OF RECORDS

         Each Party shall allow the other Party to this Agreement to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including files concerning claims, losses, or legal proceedings which involve or are likely to involve either or any of the Parties to this Agreement.

Article  IX - ARBITRATION

         Any unresolved difference of opinion between the Reinsurer and the Company shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer, and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrator shall be impartial and shall be present or former officials of property or casualty insurance or reinsurance companies.

         The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party ("the Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioners rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party. The arbitrators shall use best efforts to render a decision within 60 days of receipt of the final pleading.

         The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the time and places agreed upon by the arbitrators.

Article  X - INSOLVENCY OF THE COMPANY

         In the event of the insolvency of the Company and the appointment of a liquidator, receiver, conservator or statutory successor, the reinsurance provided hereunder shall be payable immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company on the basis of claims allowed against the Company by any court of competent jurisdiction or any liquidator, receiver, conservator or statutory successor having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claims.

         Payment by the Reinsurer shall be made directly to the Company or to its liquidator, receiver, conservator or statutory successor, except where this Agreement specifies another payee in the event of the insolvency of the Company, and the Reinsurer with the consent of the direct insureds has assumed such policy obligations of the Company as its direct obligations to the payees under such policies, in substitution for the obligations of the Company to such payees.

         In the event of the insolvency of the Company, the liquidators, receivers, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. Such expense incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent

Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed In duplicate as of the 1st day of November, 1989.

                                          NATIONAL INTERSTATE INSURANCE COMPANY

                                                   /s/ Art Kraus
                                                   -------------
                                                   Vice President

Attest: /s/ Alan Spachman
        -----------------
                                          GREAT AMERICAN INSURANCE COMPANY

                                                   /s/ Karen Holley Horrell
                                                   ------------------------
                                                   Senior Vice President

Attest: /s/ Eve Cutler Rosen
        --------------------

                                    EXHIBIT A

                         Attached to and made a part of
                        Agreement of Reinsurance No. 0012

                             QUOTA-SHARE REINSURANCE

                                       of

                    Public Transportation Liability Business

Section  1 - LIABILITY OF THE REINSURER

         The Reinsurer shall pay to the Company, with respect to public transportation liability business of the Company, the amount of net loss in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

                             SCHEDULE OF REINSURANCE

  Class of Business                     Company Retention                    Limits of Liability of the Reinsurer
  -----------------                     -----------------                    ------------------------------------
Public Transportation                 10% p/o first $100,000                 Primary and First Excess Policies:
                                                                             90% first $100,000
Liability Business                    each occurrence                        each occurrence

Section  2 - ALLOCATION OF ADJUSTMENT EXPENSE

         In addition to payments for its share of net loss, the Reinsurer shall pay to the Company all adjustment expenses.

Section  3 - OTHER REINSURANCE

         The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.

         The Company may purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby. In no event, however, shall the amount required with respect to the Company Retention be reduced.

Section  4 - COMPANY POLICY AMOUNTS

         For the purpose of determining the Company Retention and the Units of Liability of the Reinsurer, the limits of liability of the Company with respect to any one policy shall be deemed not to exceed:

         (a)      Public Transportation Liability Business

(1) Commercial Automobile Liability       $10,000,000 each occurrence

(2) Garage Liability                      $10,000,000 each occurrence

(3) Commercial General Liability          $10,000,000 each occurrence

(4) Garagekeepers Legal Liability         $2,000,000 each occurrence

         Limits in excess of Five Million Dollars ($5,000,000.00) liability coverage and One Million Dollars ($1,000,000.00) physical damage shall be facultatively placed with assuming reinsurers that shall have been approved by the company, with notice immediately to the Company.

Section  5 - DEFINITIONS

         (a)      Public Transportation Liability Business

                  This term shall mean insurance which is classified as commercial automobile liability, commercial general liability written in conjunction therewith, garage liability, and garagekeepers legal liability for public transportation companies including but not limited to municipal bus lines, charter bus companies, limousine companies, and school bus lines on vehicles principally garaged in the United States of America.

         (b)      Company Retention

                  This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

         (c)      Net Loss

                  This term shall mean all payments by the Company in settlement of claims or losses, payment of benefits, or satisfaction of judgments or awards after deduction of subrogation and other recoveries and after deduction of amounts due from all other reinsurance, whether collectible or not. This term shall not include adjustment expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

         (d)      Adjustment Expense

                  This term shall mean expenditures by the Company, other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses, court costs; statutory penalties; prejudgment interest or delayed damages; and interest on any judgment or award.

         (e)      Prejudgment Interest or Delayed Damages

                  This term shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

         (f)      Occurrence

                  This term shall mean each accident or occurrence or series of accidents or occurrences arising out of one event, whether involving one or several of the Company's policies.

                  All bodily injury or property damage arising out of continuous or repeated exposure to substantially the same general conditions shall be considered as arising out of one occurrence, whether involving one or several of the Company's policies.

Section  6 - EXCLUSIONS

         This Exhibit shall not apply to:

         (a) Business accepted by the Company as reinsurance from other insurers except for business accepted from insurers approved by the Company and the Reinsurer;

         (b) Nuclear incident per the Nuclear Incident Exclusion Clause - Liability - Reinsurance attached hereto;

         (c) Policies covering liability of any insurer or reinsurer for its acts or omissions in the negotiation, settlement, or defense of claims or any act or omission in dealings with its policyholders;

         (d) Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations and including automobile assigned risk pools and voluntary or involuntary market assistance programs; however, this exclusion shall not apply to individual automobile assigned risks assigned to the Company;

         (e) Any liability of the Company arising from its participation or membership in any insolvency fund;

         (f) Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority;

         (g) Business written on a co-indemnity basis not controlled by the Company;

         (h) Business written to apply in excess of a deductible or self insured amount of more than $100,000 or business written to apply specifically in excess over underlying insurance;

         (i) Automobile liability insurance relating to the primary ownership, maintenance, or use of:

                  (1)      Taxis;

                  (2)      Ambulances;

                  (3)      Racing automobiles;

                  (4) Automobiles leased or rented to others without drivers except for trip leasing;

                  (5) Trucks, tractors, semi-trailers, or trailers used for hire;

                  (6) Motorcycles, motorized scooters, motorized bicycles, power cycles, and any similar motorized vehicles;

         (j) Liability insurance relating to products or completed operations except when incidental to the total operations of an insured;

         (k) Environmental restoration liability, except to the extent defined by the MCS 90 Endorsement;

         (l) Pollution under any auto liability policy that does not include a standard ISO pollution exclusion approved by the Reinsurer, except to the extent defined by the MCS 90 Endorsement;

Pollution under any, other than auto, liability policy which does not contain a standard ISO Pollution exclusion approved by the Reinsurer. However, if an applicable State or Federal Regulatory Body or Agency does not permit the standard ISO pollution exclusion, then this exclusion does not apply. If the Company files an independent pollution exclusion, then such exclusion is an acceptable substitute for the standard ISO pollution exclusion wording as long as the Reinsurer has approved it before its use.

         If the Company provides insurance for an insured with respect to the ownership, maintenance, or use of items listed in exclusions (i)(l) through
(i)(5) and if such ownership, maintenance, or use constitutes only a minor an incidental part of the total ownership, maintenance, or use of such items of the insured, such exclusion(s) shall not apply.

         If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in this Section, these exclusions, except (a) through (g), shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge of such business.

Section  7 - REINSURANCE PREMIUM

         As a condition precedent to the Reinsurers obligations hereunder, the Company shall pay to the Reinsurer:

         (a) With respect to the public transportation liability business reinsured hereunder

                  (1)      For the Primary and First Excess Policies:

                           (i) As respects commercial automobile liability, garage liability and garagekeepers legal liability, a reinsurance premium equal to a percentage of the Company's subject earned premium determined in accordance with the National Interstate Insurance Agency Transportation Account Pricing Model;

                           (ii) As respects commercial general liability, the reinsurance premium shall be based on the premium charged by the Company, allocated in accordance with the National Interstate Insurance Agency Transportation Account Pricing Model.

Section  8 - REPORTS AND REMITTANCES

         (a)      Reinsurance Premium

                  Within 30 days after the close of each month that this Exhibit is in effect, the Reinsurer shall render to the Company a report of insurance and reinsurance premiums for such period with respect to the subject business of the Company collected during such period, summarizing all premiums and associate charges for ceding commissions and premium taxes by line of insurance, and the amounts due to the Company and to the Reinsurer, respectively, shall be remitted promptly.

         (b)      Claims and Losses

                  The Reinsurer shall report promptly to the Company each claim or loss for which the Company's estimated amount of net loss is 50% or more of the amount of the Company Retention and shall also report all cases of serious injury which, regardless of considerations of liability or coverage, might involve this reinsurance, including but not limited to the following:

                  (1)      Cord injury - paraplegia, quadriplegia;

                  (2)      Amputations - requiring a prosthesis;

                  (3) Brain damage affecting mentality or central nervous system - such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak (aphasia), hemiplegia or unconsciousness (comatose);

                  (4)      Blindness;

                  (5) Burns - involving over 10% of body with third degree or 30% of body with second degree;

                  (6) Multiple fractures - involving more than one member or non-union;

                  (7) Fracture of both heel bones (fractured bilateral os calcis);

                  (8) Nerve damage causing paralysis and loss of sensation in arm and hand (brachial plexus nerve damage);

                  (9)      Massive internal injuries affecting body organs;

                  (10) Injury to nerves at base of spinal canal (Cauda Equina) or any other back injury resulting in incontinence of bowel and/or bladder;

                  (11)     Fatalities;

                  (12) Any other serious injury which, in the judgment of the Reinsurer, might involve the Company.

         The Reinsurer shall advise the Company of the estimated amount of net loss and adjustment expense in connection with each such claim or loss and of any subsequent changes in such estimates.

         Upon receipt of a definitive statement of net loss and adjustment expense from the Reinsurer, the Company shall promptly pay to the Reinsurer the Company's portion of net loss and Company's portion of adjustment expense, if any. The Reinsurer shall report to the Company any subsequent changes in the amount of net loss and/or adjustment expense, and the amount due either party shall be remitted promptly.

         (c)      General

                  In addition to the reports required in (a) and (b) above, the Reinsurer shall furnish such other information as may be required by the Company for the completion of the Company's quarterly and annual statements and internal records.

                  All reports shall be rendered in forms acceptable to the Company and the Reinsurer.

Section  9 - COMMENCEMENT AND TERMINATION

         This Exhibit shall apply to claims and losses resulting from occurrences insured under new and renewal policies of the Company becoming effective at and after 12:01 AM., October 1, 1989.

                                    EXHIBIT B

                         Attached to and made a part of
                        Agreement of Reinsurance No. 0012

                             QUOTA SHARE REINSURANCE

                                       of

            Public Transportation Automobile Physical Damage Business

Section  1 - LIABILITY OF THE REINSURER

         The Reinsurer shall pay to the Company, with respect to public transportation automobile physical damage business of the Company, the amount of net loss sustained by the Company in excess of the Company Retention but not exceeding the Limit of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

         The Limit of Liability of the Reinsurer under this Exhibit shall not exceed a total payment of $45,000 on all insureds involved in one occurrence.

                             SCHEDULE OF REINSURANCE

   Class of Business                   Company Retention                      Limit of Liability of the Reinsurer
   -----------------                   -----------------                      -----------------------------------
Public Transportation                 10% p/o first $50,000                    Primary and First Excess Policies
                                                                               90% first $50,000
Physical Damage                       each occurrence                          each occurrence
Automobile Business                   each insured                             each insured

Section  2 - ALLOCATION OF ADJUSTMENT EXPENSE

         In addition to payments for its share of net loss, the Reinsurer shall pay to the Company all adjustment expenses.

Section  3 - OTHER REINSURANCE

         The obligations of the Company to reinsure business falling with the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except as provided for below.

         When the amount of insurance written by the Company on an individual insured exceeds $1,000,000, permission is granted the Company to purchase facultative excess of loss or share reinsurance for the excess amount on such insured. If the Company purchases facultative excess of loss reinsurance, it shall advise the Reinsurer immediately, and a reinsurance rate which compensates for the enhanced partial loss shall be agreed upon. If the Company does not purchase either facultative excess of loss or share reinsurance for the excess amount on such insured, the net loss for the purpose of computing the Company Retention and the Limit of Liability of the Reinsurer shall be reduced as if facultative share reinsurance had been in force at the time of the loss for the excess amount on such insured.

         The Company may also purchase facultative excess of loss reinsurance or facultative share reinsurance within the liability of the Reinsurer, if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby. In no event, however, shall the amount required with respect to the Company Retention be reduced.

         Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.

Section  4 -DEFINITIONS

         (a)      Public Transportation Automobile Physical Damage Business

                  This term shall mean insurance which is classified as automobile physical damage for public transportation companies including but not limited to municipal bus lines, charter bus companies, limousine companies, and school bus lines, on vehicles principally garaged in the United States of America.

         (b)      Company Retention

                  This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

         (c)      Net Loss

                  This term shall mean all payments by the Company in settlement of claims or losses after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except catastrophe reinsurance, whether collectible or not. This term shall not include adjustment expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

         (d)      Adjustment Expense

                  This term shall mean expenditures by the Company, other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; statutory penalties; prejudgment interest or delayed damages; and interest on any judgment or award.

         (e)      Prejudgment Interest or Delayed Damages

                  This term shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgement whether or not made a part of the settlement, verdict, award, or judgment.

         (f)      Occurrence

                  This term shall mean each occurrence or series of occurrences arising out of one event.

Section  5 - EXCLUSIONS

         This Exhibit shall not apply to:

         (a)      Reinsurance accepted by the Company other than:

                  (1) Facultative reinsurance on a share basis of risks accepted individually and not forming part of any general agreement, or

                  (2) Local agency reinsurance on a share basis accepted in the normal course of business;

         (b) Nuclear incident per the Nuclear Incident Exclusion - Physical Damage -Reinsurance attached hereto;

         (c) Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including: pools or associations in which membership by the Company is required under any statutes or regulations;

         (d) Any liability of the Company arising from its participation or membership in any insolvency fund;

         (e) Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority;

         (f) Liability under coverage specifically afforded for loss or damage resulting from misappropriation, secretion, conversion, infidelity or any dishonest act on the part of the insured or other party of interest, his or their employees or agents, or any person or persons to whom merchandise may be entrusted (carriers for hire excepted).

Section  6 - REINSURANCE PREMIUM

         As a condition precedent to the Reinsurer's obligations hereunder, the Company shall pay to the Reinsurer a reinsurance premium according to National Interstate Insurance Agency Transportation Account Pricing Model.

Section  7 - REPORTS AND REMITTANCES

         (a)      Reinsurance Premium

                  Within 30 days after the close of each month that this Exhibit is in effect, the Reinsurer shall render to the Company a report of insurance and reinsurance premiums for such period with respect to the subject business of the Company collected during such period, summarizing all premiums and associated charges for ceding commissions and premium taxes by line of insurance, and the amounts due to the Company and to the Reinsurer, respectively, shall be remitted promptly.

         (b)      Claims and Losses

                  The Reinsurer shall report promptly to the Company each claim or loss which, in the Reinsurer's opinion, may involve the reinsurance afforded by this Exhibit. The Reinsurer shall advise the Company of the estimated amount of net loss and adjustment expense in connection with each such claim or loss and of any subsequent changes in such estimates.

                  Upon receipt of a definitive statement of net loss and adjustment expense from the Reinsurer, the Company shall promptly pay to the Reinsurer the Company's portion of net loss and the Company's portion of adjustment expense, if any. The Reinsurer shall report to the Company any subsequent changes in the amount of net loss and/or adjustment expense, and the amount due either party shall be remitted promptly.

         (c)      P.C.S. Catastrophe Bulletins

                  The Reinsurer shall furnish to the Company, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

                  (1) The preliminary estimates of the amount recoverable from the Company;

                  (2) The Company's portion of claims, losses, and loss adjustment expenses paid less salvage recovered during each calendar quarter;

                  (3) The Company's portion of reserves for claims, losses, and loss adjustment expenses at the end of each calendar quarter.

         (d)      General

                  In addition to the reports required by (a), (b), and (c) above, the Reinsurer shall furnish such other information as may be required by the Company for the completion of the Company's quarterly and annual statements and internal records.

                  All reports shall be rendered on forms acceptable to the Company and the Reinsurer.

Section  8 - COMMENCEMENT AND TERMINATION

         This Exhibit shall apply to claims and losses resulting from occurrences insured under new and renewal policies of the Company becoming effective at and after 12:01 A.M., October 1, 1989.

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

         NUCLEAR INCIDENT EXCLUSION - PHYSICAL DAMAGE - REINSURANCE

1. This Reinsurance does not cover any loss or liability accruing to the Reinsured directly or indirectly and whether as Insurer or Reinsures, from any Pool of Insurers or Reinsurer formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (I) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (inducing business interruption or consequential loss arising out of such Physical Damage) to:

         I. Nuclear reactor power plants including all auxiliary property on the site, or

         II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

         III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

         IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

         (a) where Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

         (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this subparagraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

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

5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where nuclear exposure is not considered by the Reinsured to be the primary hazard.

6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.       Reinsured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

Note. - Without in any way restricting the operation of paragraph (I) hereof, it is understood and agreed that

         (a) all policies issued by the Reinsured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiration date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

         (b) with respect to any risk located in Canada policies issued by the Reinsured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiration date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

         NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurer formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsures of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III In this paragraph
         (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision*

         I. It is agreed that the policy does not apply under any liability coverage, to bodily injury (injury, sickness, disease, death or destruction) or property damage with respect to which an insured under the policy is also an insure under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be art insured under any such policy but for its termination upon exhaustion of its limit of liability.

         II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (Liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

         III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a)      become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)      Except for those Basses of policies specified in Clause II of paragraph
         (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverage's:

         Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability. Professional and Malpractice Liability. Storekeepers Liability, Garage Liability, Automobile Liability (inducing Massachusetts Motor Vehicle or Garage Liability)

         shall be deemed to include, with respect to such coverage's, from the time specified in

         Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision*

It is agreed that the policy does not apply:

         I. Under any Liability Coverage, to bodily injury,(injury, sickness, disease, death or destruction) or property damage.

         (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be and insured under any such policy but for its termination upon exhaustion of its limit of liability; or

         (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof; or
                  (2) the insured is, or had this- policy not been issued would be; entitled to indemnity from the United States of America, or any agency thereof, under -any agreement entered into by the United State of America, or any agency thereof, with any person or organization.

         II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to first aid, (immediate medical or surgical relief), to expenses incurred with respect to bodily injury, (bodily injury, sickness, disease or death), resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

         III. Under any Liability Coverage, to bodily injury, (injury, sickness, disease, death or destruction), or property damage resulting from the hazardous properties of nuclear material, if

         (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed there from;

         (b) the nuclear material is contained in spent fuel or waste at any time possessed, handed, used, processed, stored, transported or deposed of by or on behalf of an insured; or

         (c) the bodily, (injury, sickness, disease, death or destruction), or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to Property damage, (injury to or destruction of property at such nuclear facility), to such nuclear facility and any property thereat

         IV.      As used in this endorsement

                  "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor: "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of arty nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

         (a)      any nuclear reactor,

         (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handing, processing or packaging waste,

         (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

         (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for operations; 'nuclear reactor means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; "property damage" (With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property).

         V. The inception dates and thereafter of all original policies affording coverage's specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph
                  (3) shall not be applicable to

                     (ii) Garage and Automobile Policies issued by the Reassured on New York risks, or

                     (iii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provisions and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

                                       4